Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Hyperdynamics Corporation

Houston, Texas

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 18, 2008 (File No. 333-149774); the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on November 24, 2010 (File No. 333-170820); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 14, 2010 (File No. 333-167486); and the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 24, 2011  (File No. 333-173051); the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 9, 2012 (File No. 333-181281), of our report dated September  28, 2010, relating to the consolidated financial statements for the year ended June 30, 2010,  appearing in this Annual Report on Form 10-K of Hyperdynamics Corporation.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

September 12, 2012